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                                                                    Exhibit 10.9

                                                                  CONFORMED COPY



To:      Getty Images, Inc.
         in its capacity as Obligors' Agent

                                                              3rd December, 1999


Dear Sirs,

UP TO US$100,000,000 REVOLVING CREDIT FACILITY AGREEMENT DATED 25TH OCTOBER,
1999

This letter is supplemental to and amends a credit agreement dated 25th October, 1999 and made between the Parent, the Original Borrowers, the Original Guarantors, the Arranger, the Banks, the Facility Agent, the Security Agent and the Overdraft Bank (the "CREDIT AGREEMENT") pursuant to the terms of which the Banks have agreed to make Advances to the Borrowers up to an aggregate maximum principal amount of US$100,000,000 on the terms set out therein.

We agree that the Credit Agreement shall be amended in accordance with the provisions set out below.

Terms defined in the Credit Agreement shall bear the same meaning when used in this letter unless otherwise defined herein or the context requires otherwise.

1.       AMENDMENTS

         With effect from the Effective Date, the Credit Agreement shall be amended as follows:

         (a) for the avoidance of doubt, the parties listed on page 1 of the Credit Agreement shall be amended to include "HSBC Bank plc as overdraft bank (the "OVERDRAFT BANK")" at paragraph 8 and the definition of "Overdraft Bank" in Clause 1.1 (Definitions) shall be deleted.

         (b) the following definition shall be included in Clause 1.1 (Definitions) as follows:

                  ""EXISTING OVERDRAFT FACILITY AGREEMENT" means the facility letter dated 7th January, 1999 pursuant to which the Existing Overdraft Facility was made available to, inter alios, Getty U.K.."

         (c) the definitions of "Finance Party" and "Finance Documents" in Clause 1.1 (Definitions) shall be amended to read as follows:

                  ""FINANCE PARTY" means the Arranger, each Bank, the Facility Agent and the Security Agent (together the "FINANCE PARTIES") which term, for the purposes of
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                  Clauses 16 (Guarantee), 22 (The Agents and The Arranger) and
                  24.2 (Enforcement Costs) shall also include the Overdraft Bank and any Hedging Bank."

                  ""FINANCE DOCUMENTS" means this Agreement, the Fee Letter, the Novation Certificates, the Borrower Accession Agreements, the Guarantor Accession Agreements, the Security Documents and any other document designated as such by the Facility Agent, which term for the purposes of the definition of "Security Documents" (including all references to Finance Documents wheresoever used in the Security Documents) and Clauses 1.2(iv) Constructions, 1.2(b) (Construction), 16 (Guarantee), 18.1(x) (Senior Indebtedness/Designated Senior Indebtedness),
                  19.12 (Third Party Guarantees), 19.20(c) (Environmental matters), 19.25 (Compliance with laws), 19.31 (UCC filings), 22 (the Agent and the Arranger) and 37 (Senior Indebtedness/Designated Senior Indebtedness) shall also include the Existing Overdraft Facility Agreement and any Hedging Document. For the avoidance of doubt, the Facility Agent will not designate the Existing Overdraft Facility Agreement or any Hedging Document a "Finance Document" in any other context than as provided herein without the consent of the Obligors' Agent."

         (d)      the definitions of "DISCLOSURE LETTER" and "REPORTS" in Clause
                  1.1 (Definitions) shall be deemed deleted in their entirety and all consequential amendments shall be deemed made.

         (e) two additional definitions shall be included in Clause 1.1 (Definitions) and shall read as follows:

                  ""HEDGING BANK" means any Bank in its capacity as the provider of hedging facilities for the hedging of exposures arising pursuant to the terms of this Agreement."

                  ""HEDGING DOCUMENTS" means all currency swap, interest rate swap and/or interest cap and/or other hedging agreements entered into or to be entered into by any Obligor with a Hedging Bank for the hedging of exposures arising pursuant to the terms of this Agreement in each case as, and including, any instrument pursuant to which the same are novated, varied, supplemented or amended from time to time."

         (f) Clause 1.2 (b) (Construction) shall be amended to read as follows:

                  "(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement."

         (g) Clause 2.7 (Tranche B Commitment) shall be amended to read as follows:

                  "2.7     TRANCHE A COMMITMENT

                  (a) The Tranche A Commitment of HSBC Bank plc in its capacity as a Bank as at the Signing Date will be US$50,000,000 (unless it agrees in writing with the Parent to increase its Tranche A Commitment up to a specified amount).

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                  (b)      If and to the extent other banks or financial
                           institutions (each a "NEW BANK") are willing to commit to participate in Tranche A following syndication efforts by the Arranger then, upon any Novation Certificate signed by a New Bank taking effect in relation to Tranche A, the New Bank will be treated as having taken a transfer from HSBC Bank plc of the Tranche A Commitment specified in that Novation Certificate as though HSBC Bank plc had increased its Tranche A Commitment by the amount such New Bank is willing to so commit immediately prior to the Novation Certificate taking effect.

                  (c) Commitment fee in respect of such undrawn part of the Tranche A Commitment increased pursuant to this Clause 2.7 will accrue under Clause 23.2 (Commitment
                           Fee) in relation to:

                           (i) the Tranche A Commitment of any New Bank, with effect on and after the effective date of the relevant Novation Certificate; and

                           (ii) any increased Tranche A Commitment which HSBC Bank plc agrees to as contemplated in paragraph (a) above, with effect on and after the date it agrees in writing to accept that increased Tranche A Commitment.

                  (d) Nothing in this Clause 2.7 will oblige HSBC Bank plc in its capacity as a Bank to make any Advance under Tranche A which would result in the principal amount outstanding under Tranche A being in excess of US$50,000,000 at any time (except to the extent it has agreed in writing to accept a Tranche A Commitment in excess of such amount)."

         (h) All references to Tranche B in the Credit Agreement shall be deemed deleted in their entirety so that:

                  (i) references to "Tranche B" in the definitions of "Advance", "Commitment", "Facility", "Rollover Advance" and "Total Commitments" in Clause 1.1 (Definitions) shall be deemed deleted; and

                  (ii) the definitions of "Tranche B", "Tranche B Commitment" in Clause 1.1 (Definitions) and Clauses 2.1(b) (Facilities), 3(b) (Purpose), 4.2 (Conditions precedent to Advances under Tranche B), 5.2(c) (Completion of Requests), 19.32(c) (Obligor cover), Column II of Schedule 2 (Tranche B Commitment), Part II of Schedule 3 and paragraph 1(e) of Schedule 4 shall be deemed deleted in their entirety, and all subsequent clauses and sub-clauses deemed renumbered and cross referencing deemed amended accordingly.

         (i) Clauses 4.1 (Conditions precedent to drawdown) will be amended to read as follows:

                  "4.1     CONDITIONS PRECEDENT TO DRAWDOWN

                  (a) Subject to the provisions of paragraph (b) below, the obligations of each Finance Party to the Obligors under this Agreement are subject to the



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                           conditions precedent that the Facility Agent shall
                           have received all of the documents set out in Part I of Schedule 3 in form and substance satisfactory to the Facility Agent (acting reasonably) and the representations and warranties in Clause 18 (Representations and Warranties) are correct as at the Signing Date.

                  (b) The Finance Parties shall not be obliged to participate in any Tranche A Advance which would result in the principal amount outstanding under Tranche A being in excess of US$50,000,000 until the date upon which the Facility Agent has (i) received all of the documents set out in Part IA of Schedule 3 in form and substance satisfactory to the Facility Agent (acting reasonably) and (ii) the Tranche A Commitments have been increased pursuant to the terms of Clause 2.7 (Tranche A Commitments)."

         (j)      the definition of "Consolidated Total Borrowings" in Clause
                  20.1 (Financial Definitions) shall be amended so that it reads as follows:

                  ""CONSOLIDATED TOTAL BORROWINGS" means at any time the aggregate at that time of the Borrowings of the members of the Group from sources external to the Group (less any cash balances held by any member of the Group that are freely convertible and transferable free of any encumbrances other than Permitted Encumbrances in respect of Borrowings) all as determined (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified herein and/or in the definition of Borrowings in Clause 1.1 (Definitions) in accordance with the Applicable Accounting Principles and, where the calculation is being made as at the end of any Accounting Period for which a Balance Sheet of the Group has been or is required to be delivered to the Facility Agent hereunder, determined from that Balance Sheet."

         (k) for the purposes of Clause 17.3(a)(ii) (Security) only, the term "Banks" shall be deemed deleted and replaced with "Security Agent" and in respect of Clause 22.7(a) (Default) and 22.11(c)(i) (Information) only the term "Bank" or "Banks" shall be deemed deleted and replaced with "Finance Party" or "Finance Parties" as appropriate.

         (l) Schedule 3 Part 1A entitled "Further Conditions Precedent" shall be inserted to read as follows:

                                    "PART 1A
                          FURTHER CONDITIONS PRECEDENT

1. A certified copy of the constitutional documents, including the by-laws and certificate and articles of incorporation of The Image Bank Inc.

2. A certified copy of a resolution of the board of directors of the Parent approving the terms of and the transactions contemplated by the Acquisition Agreements to which it is a party.

3. A certified copy of a resolution of the board of directors of The Image Bank, Inc approving the terms of and the transactions contemplated by the Finance Documents to which it is a party and resolving that it execute each such Finance Document and authorising a named person or persons do so on its behalf.


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4.       A certificate signed by an authorised signatory of the Parent on its behalf to the effect that:

         (i) the Acquisition was completed on or about 22nd November, 1999;

         (ii) completion of the Acquisition has not, in the opinion of the executive directors of the Parent, materially and adversely impacted on the ability of the enlarged Group to comply with the financial covenants set out in Clause 20 (Financial Covenants) until the Final Maturity Date; and

         (iii) all regulatory approvals and authorisations necessary or desirable in connection with the TIB Acquisition have been obtained.

5.       A certified copy of the following duly executed documents:

         (a) the Acquisition Agreements and the press announcement in connection with the TIB Acquisition; and

         (b)      the Prospectus.

6. Satisfactory results of all company searches and land priority/charge searches relating to the Acquired Assets.

7.       A certified copy of the Base Financial Statements.

8.       A Guarantor Accession Agreement duly executed by The Image Bank, Inc.

9. At least two originals of each of the Security Documents duly executed by The Image Bank, Inc. and each other party thereto, together with such legal opinions as the Facility Agent may reasonably require, stock powers executed in blank and title documents (if any) relating to assets charged by the Security Documents which are contemplated to be delivered to the Security Agent and copies of all notices required to be despatched pursuant to the Security Documents."

2.       EFFECTIVE DATE

         The effective date for this letter shall be the date on which the Facility Agent receives a copy of this letter duly countersigned by all parties hereto (the "EFFECTIVE DATE").

3.       REPRESENTATIONS AND WARRANTIES

         The Obligors' Agent, on behalf of each Obligor, represents on the date hereof to each Finance Party in the same terms set out in Clause 18 (Representations and Warranties) of the Credit Agreement (with the exception of those representations and warranties referred to in Clause 18.2) and to any Hedging Bank and the Overdraft Bank in the same terms as set out in Clause 18.1(a), (b), (c), (d), (f), (q) and (x) with reference to the facts and circumstances now existing. Any reference to Finance Documents in that Clause shall be construed so as to include this letter and the Credit Agreement as amended by this letter.


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4.       INTERPRETATION

         Save as amended by this letter, each of the Finance Documents shall remain in full force and effect. References in the Credit Agreement to "this Agreement", "hereof", "hereunder" and expressions of similar import shall be deemed to be references to the Credit Agreement as amended by this letter. Reference in any Finance Document to the Credit Agreement shall be construed as references to the Credit Agreement as amended by this letter.

5.       COUNTERPARTS

         This letter may be executed in counterparts each of which, when taken together, shall constitute one and the same agreement.

6.       EXPENSES

         The Obligors' Agent shall on demand (without double counting under Clause 24.1(a) (Initial and special costs)) pay to the Facility Agent, for the account of the relevant Finance Party, the amount of all reasonable costs and expenses (together with value added tax or any similar tax thereon) and including, without limitation, the fees and expenses of the Facility Agent's legal advisers incurred in connection with the negotiation, preparation, printing and execution of this letter.

7.       FINANCE DOCUMENT

         This letter is designated by each party as a Finance Document.

8.       MISCELLANEOUS

         The provisions of Clauses 32 (Severability), 34 (Notices) and 35 (Jurisdiction) of the Credit Agreement shall be deemed to be incorporated into this letter as if expressly set out herein (mutatis mutandis).

9.       LAW

         This letter shall be governed by and shall be construed in accordance with English law.



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Yours faithfully,


----------------------
For and on behalf of
HSBC INVESTMENT BANK plc
as Facility Agent

By:      JOHN HAIRE


For and on behalf of
HSBC BANK plc
as Bank and Overdraft Bank

By:      A.O. THOMAS



AGREED AND ACCEPTED BY:


SUZANNE PAGE
------------------------------
For and on behalf of
GETTY IMAGES, INC.
as Obligors' Agent


For itself and on behalf of the other Obligors set out below:


PhotoDisc, Inc
Art.com, Inc.
Eyewire, Inc.
Tony Stone Images/America, Inc.
Tony Stone Images/Chicago, Inc.
Tony Stone Images/New York, Inc.
Tony Stone Images/Los Angeles, Inc.
3032097 Nova Scotia Limited
Getty Communications Group Finance Limited
Getty Communications Limited
Getty Images Limited